Exhibit 99.2

Consent of Fawn Weaver

I hereby consent to the use of my name in the Registration Statement on Form S-1 of Endeavor Group Holdings, Inc. and any amendment thereto (including any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933), as the same appears therein under the caption “Management-Directors and Executive Officers” with respect to my becoming a director of Endeavor Group Holdings, Inc.

/s/ Fawn Weaver

Fawn Weaver

November 1, 2020